Exhibit 32.2
Third Point Reinsurance Ltd.
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
I, Christopher S. Coleman, Chief Financial Officer of Third Point Reinsurance Ltd. (the “Company”), do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(1)    the Quarterly Report on Form 10-Q of the Company for the fiscal period ended September 30, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 5, 2020

/s/ Christopher S. Coleman
Christopher S. Coleman
Chief Financial Officer
(Principal Financial and Accounting Officer)